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              [LETTERHEAD OF JONES INTERCABLE, INC. APPEARS HERE]

                              September 10, 1995


Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, Colorado 80112

           Re:  Jones Intercable, Inc.
                Registration Statement on Form S-3
                Relating to $600,000,000 of Securities

Ladies and Gentlemen:

           I have acted as counsel for Jones Intercable, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an indeterminate principal amount of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (collectively, the "Debt Securities") and an indeterminate number of shares of the Company's Class A Common Stock, $.01 par value per share (the "Equity Securities"), with an aggregate initial public offering price not to exceed $600,000,000 (the "Securities"). A Registration Statement on Form S-3 (the "Registration Statement") with respect to the Securities will be filed under the Act with the Securities and Exchange Commission on or about September 10, 1995.

           This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

           In connection with this opinion, I have examined and I am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement in the form to be filed by the Company with the Commission, (ii) the Indentures for Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt
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Jones Intercable, Inc.
September 10, 1995
Page 2


Securities in forms to be filed by the Company with the Commission as Exhibits 4.1, 4.3 and 4.5 to the Registration Statement (the "Indentures"), (iii) the specimen stock certificate with respect to the Company's Class A Common Stock in the form to be filed by the Company with the Commission as Exhibit 4.7 to the Registration Statement, (iv) the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof, and in the form to be filed by the Company with the Commission as Exhibits 3.1 and 3.2 to the Registration Statement, and (v) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the proposed issuance of the Securities and related matters (the "Board Resolutions"). In my examination, I have relied upon certificates, statements and representations of the Company and others.

           Based upon and subject to the foregoing, I am of the opinion that:

           1. The issuance and sale by the Company of up to $600,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

           2. When (i) the Registration Statement has become effective under the Act, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 and has been duly executed and delivered by the parties thereto,
(iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the Board Resolutions and the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and (v) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein and in any applicable supplement to the prospectus, such Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the applicable Indenture, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
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Jones Intercable, Inc.
September 10, 1995
Page 3


           3. When (i) the Registration Statement has become effective under the Act and (ii) the Equity Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein and in any applicable supplement to the prospectus, such Equity Securities will be duly and validly authorized and issued shares of Class A Common Stock, $.01 par value per share, of the Company, fully paid and non-assessable.

           I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                              Very truly yours,

                              /S/ ELIZABETH M. STEELE

                              Elizabeth M. Steele
                              Vice President/General Counsel
                              and Secretary


EMS/dm